Exhibit(j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Growth Fund and Scudder Strategic Growth Fund (two of the series comprising Scudder Growth Trust) in the Growth Funds Class A, B and C Prospectus, Strategic Growth Funds Institutional Prospectus, and Growth/Large Cap Funds Class I Shares Supplement to the Prospectus and "Independent Accountants/Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Growth Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 63 to the Registration Statement (Form N-1A, No. 2-24392) of our report dated November 14, 2003 on the financial statements and financial highlights of Scudder Growth Fund and Scudder Strategic Growth Fund included in their Annual Reports dated September 30, 2003.

                                                            /s/ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP




Boston, Massachusetts
November 24, 2003